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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              The FINOVA Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                            The FINOVA(R) Group Inc.
                             4800 N. Scottsdale Road
                         Scottsdale, Arizona 85251-7623


                      NOTICE OF ANNUAL SHAREHOLDERS MEETING

                                                                   April 7, 2003

TO THE HOLDERS OF COMMON STOCK OF
THE FINOVA GROUP INC.

     We will hold the Annual Shareholders Meeting of The FINOVA Group Inc. ("FINOVA") at the offices of Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York 10010, on Wednesday, May 14, 2003 at 1:00 p.m., Eastern Daylight Savings Time. The meeting's purpose is to:

     1.   Elect 7 directors; and

     2. Consider any other matters that properly come before the meeting and any adjournments.

     Only shareholders of record of common stock at the OPENING of business, 8:00 a.m., EST, on March 17, 2003 are entitled to receive notice of and to vote at the meeting.

     We have enclosed our 2002 annual report to shareholders, including financial statements, and the proxy statement with this notice of annual meeting.

     To assure your representation at the meeting, please vote. For your convenience, and to help reduce expenses, you may vote through the telephone or the internet, as explained on the enclosed proxy card. Alternatively, you can complete, sign and mail the enclosed proxy. We have enclosed a return envelope for that purpose, which requires no postage if mailed in the United States, if you choose to vote by mail. Your proxy is being solicited by the Board of Directors. We urge you vote as soon as possible.

                                        Richard Lieberman
                                        Senior Vice President
                                        General Counsel and Secretary

                      -------------------------------------
                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT
                      -------------------------------------

                            The FINOVA(R) Group Inc.
                             4800 N. Scottsdale Road
                         Scottsdale, Arizona 85251-7623

                           ANNUAL SHAREHOLDERS MEETING
                                 PROXY STATEMENT

ANNUAL MEETING:

May 14, 2003
1:00 p.m., EDST

Credit Suisse First Boston
11 Madison Avenue, Level 2B Auditorium
New York, New York 10010

RECORD DATE:

8:00 a.m., EST, March 17, 2003. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. At the record date, there were 122,041,162 shares of our common stock outstanding.

AGENDA:

1.   Elect 7 directors.

2.   Any other proper business.

     We will follow your
     voting instructions.
     If none, we will vote
     signed proxies for
     the nominees.

PROXIES:

Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the Board's nominees. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

PROXIES SOLICITED BY:

The Board of Directors.

FIRST MAILING DATE:

We anticipate first mailing this proxy statement on April 7, 2003.

REVOKING YOUR PROXY:

You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed on page 13 under "Voting Procedures/Revoking Your Proxy."

INDEPENDENT AUDITORS:

A representative of our independent auditors, Ernst & Young, LLP, is expected to be present at the meeting. The representative will have the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions from our shareholders.

                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                    CONTENTS

General Information ........................................................   1
* Election of Directors ....................................................   2
Board Information ..........................................................   3
Human Resources Committee Report on Executive Compensation (1) .............   4
Audit Committee Report (1) .................................................   5
Audit and Related Fees .....................................................   6
Performance Graph (1) ......................................................   6
Executive Compensation and Other Information ...............................   7
Employment Agreements ......................................................   9
Compensation Committee Interlocks and Insider Participation ................   9
Certain Relationships and Related Transactions .............................  10
Section 16(a) Beneficial Ownership Reporting Compliance ....................  10
FINOVA Share Ownership .....................................................  11
Voting Procedures/Revoking Your Proxy ......................................  12
Submission of Shareholder Proposals ........................................  13
Other Business .............................................................  13

     * We will
     vote on this
     item at the
     meeting.

----------
(1) The Human Resources and Audit Committee reports, the performance graph and information on audit committee member independence will not be incorporated by reference into any present or future filings we make with the SEC, even if those reports and the graph incorporate all or any part of this proxy statement.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

BOARD STRUCTURE:

The Board is comprised of 7 directors, each of which is elected annually. As required by FINOVA's Plan of Reorganization, our Bylaws provide that the Board will renominate for election Mr. Boland or another director recommended by a majority of the holders of our senior secured notes, as long as at least $500 million of those notes remain outstanding. Pursuant to that authority, the Board has renominated Mr. Boland. Directors are to be elected for one-year terms, or until their successors are elected.

BOARD NOMINEES

     We urge you to
     vote for these
     nominees.

Shareholders will elect 7 directors this year. The Board's nominees are listed below. We urge you to vote for Messrs. Boland, Cumming, Durham, Mara, Morgan, Smith and Steinberg.

THOMAS F. BOLAND:

A Managing Director of Seneca Financial Group, Inc. (an investment bank specializing in financial restructuring advisory services) since 2001. Prior to that, a Managing Director for Citigroup, Inc. in charge of Japan, Europe and North America Credit and Operating Risk Management from 1999 to 2001. Prior to that, a Senior Risk Manager for Citibank's Global Relationship Bank. Chairman of the Board of Shuttle, Inc. from 1992 to 1997. Mr. Boland was designated to serve on the Board by the creditors' committee in our reorganization proceedings, as discussed more fully below. Board member since August 2001. Age 59.

IAN M. CUMMING:

Chairman of the Board of FINOVA since August 2001. Also Chairman of the Board of Leucadia National Corporation ("Leucadia") since 1978 and WilTel Communications Group, Inc. ("WilTel")(a telecommunications company) since 2002. Director of Allcity Insurance Company (a property and casualty insurer)("Allcity") and MK Gold Company (an international mining company)("MK Gold"), two consolidated subsidiaries of Leucadia. Also a director of Skywest, Inc. (a Utah-based regional air carrier), HomeFed Corporation ("HomeFed") (a publicly held real estate development company) and Carmike Cinemas, Inc. (a publicly held motion picture exhibitor in the U.S.). Board member since August 2001. Age 61.

G. ROBERT DURHAM:

Former Chairman of FINOVA from February to August 2001. Retired Chairman and Chief Executive Officer of Walters Industries, Inc. (a homebuilding and financing, building materials, natural resources and industrial manufacturing company) since 1996. He served as Chairman and Chief Executive Officer from 1991 to 1996. Former Chairman, President and Chief Executive Officer of Phelps Dodge Corporation (a mining company). Director of The MONY Group Inc. Board member since 1992. Age 74.

THOMAS E. MARA:

Chief Executive Officer of FINOVA since September 2002. Executive Vice President of Leucadia since 1980. Board member since September 2002. Age 57.

R. GREGORY MORGAN:

A partner in the law firm of Munger, Tolles & Olson LLP, where he has practiced law since 1981. Board member since August 2001. Age 49.

KENNETH R. SMITH:

Eller Distinguished Service Professor of Economics since 1980, Dean of the Karl Eller Graduate School of Management and the College of Business and Public Administration from 1980 to 1995, and Vice Provost from 1992 to 1995 of The University of Arizona. Chairman since 1996 and director since 1990 of Apache Nitrogen Products, Inc. Former director of Southwest Gas Corporation. Board member since 1992. Age 60.

JOSEPH S. STEINBERG:

President of FINOVA since August 2001. A director of Leucadia since 1978 and President of Leucadia since 1979. Also, Chairman of the Board of HomeFed and Allcity and a director of MK Gold, Jordan Industries, Inc. (a public company, which owns and manages manufacturing companies), WilTel and White Mountains Insurance Group, Ltd. (a publicly held insurance holding company). Board member since August 2001. Age 59.

                                BOARD INFORMATION

BOARD MEETINGS:

In 2002, the Board held 5 Board and 6 committee meetings, and considered a number of matters by unanimous consent of the Board or committee. Each director attended at least 75% of his Board and committee meetings.

BOARD COMMITTEES:

THE EXECUTIVE COMMITTEE exercises all the powers of the Board when the Board is not in session, except as limited by law. The Executive Committee held no meetings but approved two transactions by unanimous written consent without a meeting last year. Members: Messrs. Cumming (Chairman), Mara and Steinberg.

THE AUDIT COMMITTEE is comprised of directors who the Board considers to be independent, pursuant to the rules of the New York Stock Exchange. The Board has adopted a written charter for the Committee, which was attached to last year's proxy statement. The Committee appoints the Company's independent auditors. It also reviews audit reports and plans, accounting policies, financial statements, internal audit reports, internal controls, audit fees and certain other expenses. It supervises our corporate compliance program and the ethics committee. The Audit Committee held 4 meetings in 2002. Members: Messrs. Morgan (Chairman), Boland and Smith.

THE HUMAN RESOURCES COMMITTEE exercises authority as delegated by the Board regarding the compensation of executives. The Board delegated to the Chief Executive Officer and the Chief Operating Officer the authority to set compensation for non-executive officers and compensation other than salaries for executive officers, subject to the committee's supervision. It held no meetings in 2002 but considered a matter by unanimous consent. Members: Messrs. Smith (Chairman), Mara and Steinberg.

SPECIAL COMMITTEE. The Special Committee advises the Board with respect to potential transactions in the Company's debt securities and other requested matters. The Special Committee met twice in 2002. Members: Messrs. Boland (Chairman), Durham and Smith.

The Board does not have a nominating committee. The entire Board performs those duties.

RETAINER AND FEES:

Directors receive a $30,000 annual retainer. Directors also receive $1,500 for each Board, committee or other meeting attended. In connection with his duties as a member of the Special Committee, Mr. Boland receives a stipend at a rate of $2,500 per day for Special Committee business, other than Special Committee meetings. Board members also receive $100 for each matter considered without a meeting. We reimburse directors for any expenses related to their Board service.

                        HUMAN RESOURCES COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

THE COMMITTEE:

The Human Resources Committee exercises authority as delegated by the Board regarding the compensation of executives. The Board delegated to the Chief Executive Officer and the Chief Operating Officer the authority to set compensation for non-executive officers and compensation other than salaries for executive officers, subject to the committee's supervision. The Chief Operating Officer may not establish his own bonus compensation or severance.

MANAGEMENT AGREEMENT:

As part of FINOVA's reorganization, FINOVA and Leucadia entered into a management agreement that expires in 2011, at a cost of $8 million per year plus expense reimbursements. Pursuant to its terms and subject to the authority of the Board, Leucadia provides general management of FINOVA. Messrs. Cumming, Steinberg and Mara serve as executives of FINOVA for no additional compensation other than compensation paid to them as Board members. Similarly, Mr. Hershfield, who was also an executive with Leucadia, served as a director and as Chief Executive Officer of FINOVA until he resigned in September 2002 to pursue other interests.

Leucadia also provides other employees to assist FINOVA from time to time, also at no additional compensation other than expense reimbursements. The following discussion of FINOVA compensation practices does not apply to the Leucadia personnel working for FINOVA.

SALARIES:

For the remaining executives, Messrs Gray, Lieberman and Tashlik, the Committee established their salaries after considering their duties, compensation history, and competitive salaries at alternative employers.

BONUSES:

As part of the company's compensation program, employees participate in a bonus program in which they are eligible for a year-end discretionary performance bonus that ranges from 0% to 200% of the employee's target bonus. The target bonuses are set as a percentage of the person's salary level, which percentage generally increases with the employee's level in the company. Bonuses were paid based on a consideration of the participant's and the company's performance.

The target bonus levels for Messrs. Lieberman and Tashlik were equal to their base salary. They were paid at 150% and 125% of their respective targets.

No target bonus level was established in advance for Mr. Gray. The Committee awarded him a performance bonus of $400,000. It determined his bonus after considering his and FINOVA's performance, his compensation history and his extraordinary efforts on behalf of the organization.

Mr. Gray also received a retention bonus pursuant to a retention plan applicable to the corporate finance business unit, which he managed. The plan was established when that unit was previously discontinued. His bonus amounts listed in the summary compensation table reflect the portion of that bonus relating to retention payments for 2002, along with the discretionary performance bonus noted above.

SEVERANCE COMPENSATION:

Executive officers are eligible to receive severance compensation of between 12 and 18 months of their base salary if they are involuntarily terminated other than for cause. For Messrs Lieberman and Tashlik, the level is based on years of service with the company. Messrs. Tashlik and Gray are eligible for 18 months of severance; Mr. Lieberman for 12 months.

TAX CODE CONCERNS:

Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to senior executives in excess of $1 million per year, unless that income meets permitted exceptions. The Committee does not believe it was in FINOVA's best interests to restrict the compensation programs to assure satisfaction of those requirements. The exceptions would have required, among other things, that we eliminate our flexibility to pay discretionary bonuses. Moreover, the current compensation program does not appear to trigger Section 162(m) considerations, in light of the company's current tax situation.

CHIEF EXECUTIVE OFFICERS:

As noted above, FINOVA had two executives who served as Chief Executive Officer during 2002. Mr. Hershfield served until September 2002, at which time Mr. Mara replaced him and was also elected as a director. Both of their services have been provided to FINOVA under the management agreement with Leucadia noted above. As employees of Leucadia, they receive compensation from Leucadia and do not receive additional compensation from FINOVA, other than their directors' compensation and expense reimbursements.

CONCLUSION:

We believe the executive team provided outstanding service to FINOVA, especially in light of the company's financial condition. We will work to assure the executive compensation programs continue to meet our strategic goals.

                                        Kenneth R. Smith, Chairman
                                        Thomas E. Mara
                                        Joseph S. Steinberg
                                        MEMBERS, HUMAN RESOURCES COMMITTEE

                             AUDIT COMMITTEE REPORT

The following report of our Audit Committee relates to our audited financial statements for the year ended December 31, 2002.

The Audit Committee reviewed and discussed our audited financial statements with management. Management has primary responsibility for FINOVA's financial statements and the overall reporting process, including its system of internal controls.

The Committee discussed with Ernst & Young, LLP, our independent accountants, the matters required to be discussed by Statement of Accounting Standards No. 61, Communications with Audit Committees, regarding the auditors' judgments about the quality of our accounting principles, as applied in our financial reporting.

The Committee also received the written disclosure and the letter from Ernst & Young, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee discussed with Ernst & Young, LLP their independence.

Based on these reviews and discussions, the Committee recommended to the Board that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

                                        R. Gregory Morgan, Chairman
                                        Thomas F. Boland
                                        Kenneth R. Smith
                                        MEMBERS, AUDIT COMMITTEE

                             AUDIT AND RELATED FEES

The following table sets forth the total fees billed or expected to be billed by Ernst & Young, LLP for audit services rendered in connection with the audit of our financial statements for 2002, and fees billed for other services rendered by that firm for 2002:

Audit Fees .....................................................   $1,055,606(1)
Financial Information System Design and Implementation .........            0
All Other Fees:
  Benefit plan and other assurance services ....................       56,000
  Tax and lease analysis services ..............................       78,344
                                                                   ----------
Total Fees .....................................................   $1,189,950
                                                                   ==========
----------
(1) The amount of fees listed was reduced by $200,000. Ernst & Young, LLP agreed to that reduction in light of our financial condition and because the fees paid to it in the reorganization proceedings were higher than projected. In addition, Ernst & Young, LLP reduced its fees by $250,000 in connection with the 2001 audit and agreed to reduce its fees for the 2003 audit by another $50,000, for a total savings to FINOVA of $500,000.

The Audit Committee has considered whether the provision of the non-audit services is compatible with the maintenance of the auditors' independence.

                                PERFORMANCE GRAPH
                   Comparison of Cumulative Total Return Among
       FINOVA, Standard & Poor's 500 Index and S&P 500 Financial Index(1)

                                     [GRAPH]

                      12/31/97  12/31/98  12/31/99  12/31/00  12/29/01  12/31/02
                      --------  --------  --------  --------  --------  --------
FINOVA                 $100.00   $109.83   $ 73.45   $  2.17   $  1.32   $  0.35
S&P 500                $100.00   $128.58   $155.63   $141.46   $124.66   $ 97.12
S&P 500 FINANCIAL      $100.00   $111.42   $116.00   $145.76   $132.71   $113.29

----------
(1) Assumes $100 invested on December 31, 1997 and dividends reinvested. Historical performance does not necessarily predict future results. The S&P Financial Index is no longer published. It has been replaced by the S&P 500 Financial Index.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF COMPENSATION:

The following table summarizes the compensation we paid the Chairman, President, Chief Executive Officer and each of the three other most highly compensated executive officers as of the end of 2002, based on salary and annual bonus. It also includes another who served as Chief Executive Officer during the year. Bonus totals also include amounts paid in 2003, which related to 2002 performance. Information is not included before the year a listed person became an executive officer.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                    RETENTION      OTHER        ALL
                                                    & PERFOR-      ANNUAL      OTHER
          NAME AND                                    MANCE        COMPEN-    COMPEN-
     PRINCIPAL POSITION        YEAR   SALARY(1)   BONUSES(1)(2)   SATION(3)   SATION(4)
     ------------------        ----   ---------   -------------   ---------   ---------
Ian M. Cumming                 2002       *                                   $ 39,000
Chairman                       2001                                             16,000

Joseph S. Steinberg            2002       *                                     36,000
President                      2001                                             16,000

Thomas E. Mara                 2002       *                                     12,000
Chief Executive Officer
(since September 2002)

Glenn E Gray                   2002   $264,304      $687,585      $115,360      52,891
Chief Operating Officer
(since May 2002)

Stuart A. Tashlik              2002    229,167       287,500       228,315
Senior Vice President,         2001    225,000       525,000        10,125
Chief Financial Officer        2000    175,000             0        10,200

Richard Lieberman              2002    200,000       300,000                    11,000
Senior Vice President,         2001    169,012       214,087                    10,141
General Counsel and Secretary

Lawrence S. Hershfield
Chief Executive Officer        2002       *                                     30,000
(until September 2002)         2001                                             16,000

----------
* The services of our current Chairman, President and Chief Executive Officer, as well as the prior Chief Executive Officer, have been provided to FINOVA under a management agreement with Leucadia. As a result, they received compensation from Leucadia and have not received any salary or other compensation as employees of FINOVA. They received compensation as directors, including the retainer and meeting fees noted under "Board Compensation." The management agreement is discussed in more detail in "Compensation Committee Interlocks and Insider Participation" below.

(1)  Includes deferred compensation, if any.

(2) Bonus payments include both non-discretionary retention payments based on reaching specified milestones and discretionary payments based on performance of the recipient. Amounts include payments made in 2002 and 2003, in both cases relating to 2002 performance.

(3) Includes personal benefits we paid, including a moving allowance of $50,000 and tax gross up payments of $48,539 for Mr. Gray.

(4) Includes directors' fees for Messrs. Cumming, Steiberg, Mara, and Hershfield, payments to Messrs. Gray and Tashlik following the termination of the Supplemental Executive Retirement Plan, and matching payments made by FINOVA under the Savings Plan to Messrs. Gray, Tashlik and Lieberman.

RETIREMENT PLANS:

The following table shows the estimated annual retirement benefit payable to participants, including the non-Leucadia officers named in this proxy statement, for the average annual earnings and years of service indicated. It assumes retirement at age 65. We pay the retirement benefits under FINOVA's Pension Plan.

                               PENSION PLAN TABLE

                                ESTIMATED ANNUAL RETIREMENT BENEFITS
                                      FOR YEARS OF SERVICE(2)(3)
     AVERAGE ANNUAL        -----------------------------------------------
     COMPENSATION(1)         15        20        25        30       35(4)
     ---------------       -------   -------   -------   -------   -------
        $125,000           $24,827   $33,103   $41,379   $49,655   $57,931
         150,000            30,452    40,603    50,754    60,905    71,056
         175,000            36,077    48,103    60,129    72,155    84,181
         200,000(5)         41,702    55,603    69,504    83,405    97,306

----------
(1) Consists of the employee's average salary and bonus during the highest 5 years during the past 10 years before retirement, up to the maximum permitted for qualified plans. Salary and bonus for 2002 for the officers named in the Summary Compensation Table who participated in the Pension Plan are listed in that table. At year-end, the current average compensation for plan purposes was $172,000 for Mr. Gray, $172,000 for Mr. Tashlik and $171,802 for Mr. Lieberman. Messrs. Cumming, Steinberg, Mara and Hershfield do not participate in this plan.

(2)  Years of credited service: Mr. Gray (9), Mr. Tashlik (22) and Mr. Lieberman
     (10).

(3) Benefits are computed on a single-life annuity basis. The benefits under the plan reflect a reduction to recognize some of the Social Security benefits expected to be received by the employee. The plan also provides for the payment of benefits to an employee's surviving spouse. The table excludes adjustments for joint and survivorship provisions, which would reduce the amounts shown. Benefits generally vest after five years of service. The plan provides for reduced early retirement benefits. Prior plan formulas provide for different benefits. Employees accruing benefits under the prior or the prior and current formulas may receive benefits different from those listed in the table above.

(4) The Pension Plan benefit formula limits the years of service for plan purposes to a maximum of 35 years.

(5) The maximum annual compensation to be included in the plan in 2002 was $200,000.

                              EMPLOYMENT AGREEMENTS

MANAGEMENT AGREEMENT:

Leucadia National Corporation manages FINOVA under the Management Services Agreement entered into between our companies. That agreement is described more fully below in "Compensation Committee Interlocks and Insider Participation."

SEVERANCE AGREEMENTS:

Messrs. Gray, Tashlik and Lieberman participate in severance agreements that provide severance benefits if the executive is terminated involuntarily other than for cause, in exchange for a release of liability. Messrs. Lieberman and Tashlik would be paid four weeks of severance compensation at the base salary rate for each year or partial year of service, with a minimum of one year and a maximum of 18 months of base salary. Mr. Gray would receive 18 months of severance, which is set at a fixed amount and is not based on years of service. Participants would also receive financial counseling, outplacement services, health and life insurance benefits for one year.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

The Human Resources Committee consists of Kenneth R. Smith, Chairman, Joseph S. Steinberg and Thomas E. Mara. Mr. Steinberg is the President and Mr. Mara is the Chief Executive Officer of the Company.

BERKADIA LLC, BERKSHIRE HATHAWAY INC. AND LEUCADIA NATIONAL CORPORATION:

Mr. Cumming is the Chairman of the Board of Leucadia and Mr. Steinberg is a director and President of Leucadia. Each beneficially owns in excess of 10% of the outstanding common shares of that company. Mr. Mara is Executive Vice President of Leucadia.

Leucadia manages FINOVA pursuant to the Management Services Agreement, which was originally entered into in February 2001, before FINOVA commenced the reorganization proceedings. The management agreement expires in 2011 and provides that Leucadia will appoint the Chairman, President and other officers as it deems necessary to fulfill its duties. Leucadia will generally manage our affairs, subject to direction by the Board of Directors.

The management agreement was entered into simultaneously with the execution of a $6 billion loan commitment from Berkadia LLC, a joint venture between Berkshire Hathaway Inc. and Leucadia. FINOVA paid Berkadia $120 million in commitment and funding fees. Berkadia loaned FINOVA $5.6 billion in August 2001 to finance FINOVA's plan of reorganization. The Berkadia loan bears annual interest at the London Interbank Offered Rate plus 2.25%. Interest is payable monthly. The loan matures in 2006, but principal must be repaid earlier if excess cash is available, as set forth in our credit agreements.

When the Berkadia loan was made, FINOVA issued to Berkadia sufficient common stock in FINOVA to result in Berkadia holding 50% of the total number of outstanding shares of common stock upon emergence from the reorganization proceedings, as required by the plan of reorganization. The management fee to Leucadia, the fees paid to Berkadia, the issuance of the stock and the terms of the Berkadia loan were approved by the bankruptcy court overseeing FINOVA's reorganization.

FINOVA pays Leucadia $8 million each year for management fees under the Management Services Agreement. Fees are paid quarterly. As of the Record Date, FNOVA has paid Leucadia $2 million of management fees in 2003. Leucadia has advised us that the $8 million annual management fee is shared equally with Berkshire Hathaway under the terms of the Berkadia LLC operating agreement.

We do not pay compensation for the services of Messrs. Cumming, Steinberg and Mara or any of their other personnel providing service, except for the management fee noted above. Under the management agreement, we pay reasonable out-of-pocket expenses incurred by those individuals. We also pay Messrs. Cumming, Steinberg and Mara directors' fees for their service as directors, and did the same for Mr. Hershfield while he served in that capacity.

Mr. Hershfield had an interest in cash proceeds received by Leucadia from its investment in FINOVA. Leucadia has advised FINOVA that Mr. Hershfield received approximately $380,000 from Leucadia during 2002 pursuant to that interest.

During 2002, FINOVA repaid $2.725 billion of principal and approximately $137 million of interest and fees to Berkadia on that loan. It also paid Berkadia approximately $800,000 for its share of the net interest savings on repurchases of New Senior Notes. The terms of the Berkadia loan and that note repurchase program are described more fully in FINOVA's Annual Report on Form 10-K for 2002.

GROUPSYSTEMS.COM, INC.:

Mr. Smith serves as Chairman and Chief Executive Officer of GroupSystems.com, Inc., formerly known as Ventana Corporation, which markets interactive computer systems software and services. FINOVA Capital owns 600,000 shares of GroupSystems' common stock, representing approximately 6.5% of its common stock, plus warrants for an additional 7% of its stock. In addition, FINOVA Capital granted GroupSystems a $1,000,000 line of credit, which was converted in 2000 into a term loan for $870,000. That loan has an outstanding balance of approximately $409,000 as of March 14, 2003. The loan matured on December 31, 2002, and GroupSystems failed to repay amounts due at that time. FINOVA has declared it in default and is in negotiations with the borrower. The line of credit to GroupSystems and the purchase of shares were granted before Mr. Smith became a member of our Board. The line of credit was made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MR. MORGAN:

Mr. Morgan is a partner in the law firm of Munger, Tolles & Olson LLP. That firm serves as counsel to Berkshire Hathaway Inc. and Berkadia LLC.

MR. BOLAND:

Mr. Boland was a former executive with Citibank, N.A., which was a lender and agent bank on some of FINOVA Capital's former bank credit facilities. Its affiliates also previously served as underwriter for some of FINOVA Capital's former senior debt offerings. Those facilities were terminated in connection with FINOVA's emergence in the reorganization proceedings. Mr. Boland was appointed to FINOVA's Board of Directors as the designee of the creditors' committee in those proceedings, which was given the right under the plan of reorganization to appoint one director. FINOVA's Bylaws provide that our Board will renominate him each year as a director so long as at least $500 million of our 7.5% senior secured notes remain outstanding, unless a majority of the note holders request nomination of a different director, pursuant to procedures set forth in the Bylaws. The Board has renominated Mr. Boland for election as a Board member.

For additional information, see "Compensation Committee Interlocks and Insider Participation," above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports filed by our directors, executive officers and beneficial holders of more than 10% of our shares, and upon representations from those persons, all SEC stock ownership reports required to be filed by those reporting persons during 2002 were timely made.

                             FINOVA SHARE OWNERSHIP

The following tables list our share ownership for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the first table is as of the latest reports by those entities received by us. That table lists the beneficial owners of at least 5% of our shares. Information in the second table is as of the Record Date.

                           CERTAIN BENEFICIAL OWNERS

                                                      AMOUNT AND
                                                       NATURE OF
                                                      BENEFICIAL      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP(1)     OF SHARES
------------------------------------                 ------------     ---------
Berkshire Hathaway Inc.                              30,510,290.5         25%
1440 Kiewit Plaza
Omaha, Nebraska 68131

Leucadia National Corporation                        30,510,290.5         25%
315 Park Avenue South
New York, NY 10010-3679

----------
(1) These shares are owned by an affiliate of Berkadia LLC, a joint venture beneficially owned, through subsidiaries, by Berkshire and Leucadia. Pursuant to the terms of the operating agreement governing the Berkadia affiliate, these shares are to be voted in a manner as determined unanimously by Berkshire and Leucadia. If unanimity cannot be achieved, the shares owned by Berkadia are to be voted 50% as directed by Berkshire and 50% as directed by Leucadia.

                        DIRECTORS AND EXECUTIVE OFFICERS

                                                       AMOUNT AND
                                                       NATURE OF   PERCENTAGE OF
                                                       BENEFICIAL   OUTSTANDING
        NAME(1)           POSITION(S)                   OWNERSHIP     SHARES
        -------           -----------                   ---------     ------
Thomas F. Boland          Director                            0          *
Ian M. Cumming            Director and Chairman                (2)
G. Robert Durham          Director                            0          *
Thomas E. Mara            Director and Chief                  0          *
                            Executive Officer
R. Gregory Morgan         Director                            0          *
Kenneth R. Smith          Director                        8,500          *
Joseph S. Steinberg       Director and President               (2)
Glenn E. Gray             Chief Operating Officer         2,013          *
Richard Lieberman         Senior Vice President,          5,797          *
                            General Counsel and
                            Secretary
Stuart A. Tashlik         Senior Vice President,            757          *
                            Chief Financial Officer
Directors and Executive                                  17,067(2)
  Officers, as a group
  (10 persons)

----------
*    Less than one percent.

(1) Table excludes shares owned by a former executive officer for whom current ownership information was not available.

(2) Does not include any interest in 30,510,290.5 shares (25%) of FINOVA's common stock that Leucadia may be deemed to beneficially own by virtue of its indirect membership interests in Berkadia Equity Holdings LLC. Together with certain family members, Mr. Cumming and Mr. Steinberg beneficially own approximately 17% and 15.8% of Leucadia's common stock, respectively. By virtue of their beneficial ownership of Leucadia, they may be deemed to be the indirect beneficial owners of their pro rata share of the FINOVA common stock beneficially owned by Leucadia.

                     VOTING PROCEDURES / REVOKING YOUR PROXY

     You can vote by
     telephone, the
     internet, mail, or in
     person. We
     encourage you to
     vote by telephone
     or the internet to
     help save money.

You can vote your shares by telephone, the internet, mail or in person at the meeting. Your proxy card contains instructions for voting by telephone or the internet. Voting by telephone or the internet are the least expensive and fastest methods of voting.

To vote by mail, complete and sign your proxy card -- or your broker's voting instruction card if your shares are held by your broker -- and return it in the enclosed business-reply envelope.

To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares on the Record Date (61,020,582 shares) are present in person or by proxy. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.

Shares of those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shares of shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum for that matter, and their proxies will not affect determination of a plurality. Those abstentions, however, will not count towards achievement of a majority.

If you are a participant in our Savings Plan, the proxy will represent the number of shares in your plan account as well as shares registered in your name. The proxy will also serve as a voting instruction to the trustees of that plan for the plan shares. If you do not vote your shares, the trustees will not vote plan shares on your behalf.

The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

     You can change
     your mind after
     sending in a proxy
     until the meeting,
     by following these
     procedures.

Proxies may be revoked if you:

     * Deliver a signed, written revocation letter, dated later than the proxy, to R. Lieberman, Secretary, at 4800 N. Scottsdale Road, Scottsdale, AZ 85251-7623;

     * Deliver a signed proxy, dated later than the first one, to Computershare Investor Services, Proxy Unit, P.O. Box 1878, Chicago, IL 60690-1878.

     * Vote your shares by telephone or the internet differently than you did originally, using the same procedures for those methods; or

     * Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

PROXY SOLICITATION:

FINOVA will bear the costs of soliciting proxies for the meeting. Our employees may solicit proxies for no additional compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

From time to time, shareholders seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements, such as applicable SEC rules. In accordance with our Bylaws and those rules, we must receive proposals for the 2004 annual meeting no later than December 9, 2003, for possible inclusion in the proxy statement or for possible consideration at the meeting. Direct any proposals, as well as related questions, to the undersigned.

                                 OTHER BUSINESS

The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

A COPY OF FINOVA'S 2002 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO SHAREOWNER SERVICES, THE FINOVA GROUP INC., 4800 N. SCOTTSDALE ROAD, SCOTTSDALE, ARIZONA 85251-7623. YOU MAY ALSO OBTAIN OUR SEC FILINGS THROUGH THE INTERNET AT WWW.SEC.GOV OR OUR WEBSITE, WWW.FINOVA.COM.

By order of the Board of Directors.

Richard Lieberman
Senior Vice President
General Counsel and Secretary

PLEASE VOTE -- YOUR VOTE IS IMPORTANT

THE FINOVA GROUP INC.

                                                 HOLDER ACCOUNT NUMBER



                                    [ ] Mark this box with an X if you have made
                                        changes to your name or address details
                                        above.

--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A    ELECTION OF DIRECTORS     PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND
                               TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the election of the seven directors named below, whose terms expire in 2004 or until their successors are elected:

                        FOR   WITHHOLD                            FOR   WITHHOLD

01 - Thomas F. Boland   [ ]     [ ]     05 - R. Gregory Morgan    [ ]     [ ]
02 - Ian M. Cumming     [ ]     [ ]     06 - Kenneth R. Smith     [ ]     [ ]
03 - G. Robert Durham   [ ]     [ ]     07 - Joseph S. Steinberg  [ ]     [ ]
04 - Thomas E. Mara     [ ]     [ ]

2.   In their discretion, the Proxies        CONSENT/HOUSEHOLDING ELECTION   [ ]
     may vote on any other business that     Please do not mail future
     properly comes before the meeting.      Annual Reports/Proxy
     This proxy when properly executed       Statements/Information
     will be voted as instructed above       Statements and other
     by the undersigned stockholder. If      shareholder publications to
     no marking is made, this proxy will     this account. Multiple copies
     be deemed to be direction to vote       are received at this
     FOR proposal 1, unless otherwise        address/household (see back
     determined by the Board of              for details).
     Directors or the Proxies.

B AUTHORIZED SIGNATURES - SIGN HERE - UNLESS VOTING BY TELEPHONE OR THE INTERNET, THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in the entity's full name by an authorized officer. Please date the proxy.

Signature 1 - Please keep signature     Signature 2 - Please keep signature     Date (mm/dd/yyyy)
              within the box                          within the box
-----------------------------------     -----------------------------------     -----------------
                                                                                     /    /
-----------------------------------     -----------------------------------     -----------------

PROXY/VOTING INSTRUCTION CARD - THE FINOVA GROUP INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

C/O COMPUTERSHARE INVESTOR SERVICES
2 NORTH LASALLE STREET, CHICAGO, IL 60602

I (whether one or more of us) appoint Ian M. Cumming, Thomas E. Mara and Joseph
S. Steinberg, and each of them, to be my Proxies. The Proxies may vote on my behalf, in accordance with my instructions, all of my shares entitled to vote at the Annual Shareholders Meeting of The FINOVA Group Inc. ("FINOVA"). The meeting is scheduled for May 14, 2003, but this proxy includes any adjournment(s) of that meeting. The Proxies may vote on my behalf as if I were personally present at the meeting. This card also provides voting instructions (for shares held in my account, if any) to the trustees of FINOVA's Savings Plan.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

                              HOUSEHOLDING ELECTION

IMPORTANT NOTICE
MULTIPLE COPIES OF MAILINGS
TO HOUSEHOLD

     The Securities and Exchange Commission allows multiple stockholders residing at the same address the convenience of receiving a single copy of proxy statements, annual reports and other stockholder information if they consent to do so. This is known as "Householding." This will allow us to save money by reducing the number of documents we must print and mail, and will help protect the environment as well.

     By checking this box, you are consenting to our mailing of proxy statements, annual reports and other stockholder information only to the one account in your household for which the box was not checked. We will continue to separately mail a proxy card for each registered stockholder account. Your consent will be perpetual unless you revoke it, which you may do at any time by calling us at 1-888-445-6428 (toll free), or writing to us at Computershare Investor Services, Attn: Proxy Unit, P.O. Box 1878, Chicago, IL 60690-1879. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.

     We encourage you to participate in this program by checking the "Consent/Householding Election" box on the proxy card, FOR ALL BUT ONE OF YOUR STOCKHOLDER ACCOUNTS.


NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

We encourage you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or internet, read the Proxy Statement, then follow these easy steps:

[PHONE GRAPHIC]                             [MOUSE GRAPHIC]
TO VOTE USING THE TELEPHONE                 TO VOTE USING THE INTERNET
(WITHIN U.S. AND CANADA)

*    Call toll free 1-877-487-1350 in       *    Go to the following web site:
     the United States or Canada any             WWW.COMPUTERSHARE.COM/US/PROXY
     time on a touch tone
     telephone. There is NO CHARGE to       *    Enter the information requested
     you for the call.                           on your computer screen and
                                                 follow the simple instructions.
*    Enter the HOLDER ACCOUNT NUMBER
     (EXCLUDING THE LETTER "C") and
     PROXY ACCESS NUMBER located below.

*    Follow the simple recorded
     instructions.

     Option 1: To vote as the Board of
               Directors recommends on
               ALL proposals: Press 1.

               When asked, please confirm
               your vote by pressing 1.

     Option 2: If you choose to vote on
               EACH proposal separately,
               press 0 and follow the
               simple recorded instructions.

HOLDER ACCOUNT NUMBER                       PROXY ACCESS NUMBER

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL TIME, ON MAY 13, 2003. THANK YOU FOR VOTING